                                       ADDENDUM
                              DATED AS OF JULY 31, 1997
                                          TO
                                   THE TORO COMPANY
                  CHIEF EXECUTIVE OFFICER INCENTIVE AWARD AGREEMENT

     ADDENDUM ("Addendum") dated as of July 31, 1997, by and between The Toro Company, a Delaware corporation (the "Company"), and Kendrick B. Melrose, its Chief Executive Officer ("Mr. Melrose"), to The Toro Company Chief Executive Officer Incentive Award Agreement dated as of July 31, 1995 (the "Agreement").

1. The section of the Agreement identified as Section 2. Terms, Conditions and Restrictions is hereby renumbered to become Section 3, in order to eliminate duplicate numbering, and each reference to Section 2 or to a subsection of Section 2 throughout the Agreement shall be revised to be a reference to Section 3, and each reference to Section 1 or to a subsection of Section 1 throughout the Agreement shall be revised to be a reference to
     Section 2.

2. Section 3.a.i.(A) of the Agreement, as renumbered, be and hereby is amended in connection with the schedule for achievement of each Performance Goal, as follows:

     (a) The deadline for achievement of Goal 2 shall be changed from July 31, 1999, to October 31, 2000; and

     (b) The deadline for achievement of Goal 3 shall be changed from July 31, 2000, to October 31, 2003.

3.   A new Section 3.a.i.(D) shall be added to the Agreement, as follows:

     (D) The terms of this Agreement are not intended to, and do not, impose on Mr. Melrose a mandatory retirement date not otherwise applicable to employees of the Company generally, and Mr. Melrose shall not be obligated to retire as an officer of the Company in order to obtain the benefits of this Agreement.

4. Except as provided in this Addendum, all other terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Addendum to the Agreement has been executed and delivered by the Company of the date first above set forth.

                              THE TORO COMPANY

                              By   /s/ J. Lawrence McIntyre
                                 ------------------------------------
                                   Vice President and Secretary

     I hereby agree to the terms and conditions of the Agreement, as amended by this Addendum, which together memorialize the terms and conditions of the Restricted Stock and Performance Unit Award grant made to me as of July 31, 1995, and approved by stockholders of the Company at the 1994 Annual Meeting of Stockholders and amended by the Compensation Committee and Board of Directors in July, 1997.

                              By   /s/ Kendrick B. Melrose
                                 ------------------------------------
                                   Chairman, CEO and President

                  CHIEF EXECUTIVE OFFICER SUCCESSION PLAN



1. PURPOSE. The purpose of this Chief Executive Officer Succession Plan (the "Plan") is to assist The Toro Company (the "Company") in preparing for succession in the management of the Company at the retirement of Kendrick B. Melrose, Chairman and Chief Executive Officer of the Company ("Mr. Melrose"); to encourage Mr. Melrose to assure the identification, development and readiness of his successor prior to his retirement, subject to such successor's approval by the Board of Directors; and to discourage Mr. Melrose from seeking employment with, consulting for or serving on the board of directors of any competitor of the Company.

2. EFFECTIVE DATE. The Plan was adopted by the Board of Directors on October 18, 1994, and became effective on July 31, 1995, following approval by the holders of the Common Stock, par value $1.00 per share, of the Company (the "Common Stock") at the 1994 Annual Meeting of Stockholders.

3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company ("the Committee"), which shall be comprised of not fewer than two members of the Board of Directors of the Company who shall meet the requirements for service pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
Section 162(m) under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules, regulations and interpretations thereunder. The Committee shall have the authority to interpret the Plan; to prescribe, amend and rescind the rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. Such determinations shall be conclusive.

4.   SHARES SUBJECT TO THE PLAN.  Subject to the provisions of Section 5.a. and
Section 6.e.ii, the maximum aggregate number of shares of Common Stock that may be awarded as Restricted Stock under the Plan shall be 23,960. Such shares may be in whole or in part authorized but unissued shares of Common Stock or shares of Common Stock previously issued and outstanding and reacquired by the Company.

5. AWARD. The Company shall have the authority to enter into an agreement with Mr. Melrose, to become effective as of July 31, 1995, embodying the terms and conditions of this Plan, pursuant to which Mr. Melrose shall be granted an award comprised of the components set forth in Sections 5.a. through 5.c. Mr. Melrose shall not have any rights with respect to the award authorized under this Plan until and unless he shall have executed an agreement or other instrument evidencing the award and containing the terms and conditions set forth in this Plan and shall have delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

     a. GRANT OF RESTRICTED STOCK. The Company shall grant to Mr. Melrose on July 31, 1995 the number of whole shares of Common Stock having an aggregate fair market value of $500,000 on such date of grant (the "Restricted Stock"), subject to forfeiture or reduction of the number of shares in the event performance goals set forth in Section 6 (the "Performance Goals") are not achieved and to the other terms and conditions of the Plan; provided however that in the event the fair market value of the Common Stock on the date of vesting of the Restricted Stock is less than the fair market value on July 31, 1995, the Company shall make an aggregate payment to Mr. Melrose of the difference between the fair market value on the date of vesting of the Restricted Stock and the fair market value on July 31, 1995. Fair market value shall mean the closing price of the Common Stock on the New York Stock Exchange as reported in THE WALL STREET JOURNAL.

     b. GRANT OF PERFORMANCE UNITS AND ANNUITY PURCHASE. Subject to the terms and conditions of this Plan, the Company shall grant to Mr. Melrose on July 31, 1995, performance units equal to the number of whole shares of Common Stock having an aggregate fair market value of $500,000 on such date of grant (the "Performance Units"), subject to forfeiture or reduction in the event the Performance Goals set forth in Section 6 are not achieved and to the other terms and conditions of the Plan. Each Performance Unit shall have a value equal to the fair market value of one share of Common Stock, from time to time, provided however that the value shall not be less than the fair market value of one share of Common Stock on July 31, 1995. Performance Units shall be evidenced by the agreement to be entered into between Mr. Melrose and the Company pursuant to the preamble to this Section 5. An amount equal to the aggregate value of the Performance Units remaining at the date of Mr. Melrose's retirement, after forfeiture, if any, shall be utilized by the Company to purchase a retirement annuity payable to Mr. Melrose until his 75th birthday, or to his estate or beneficiaries, and for no other purpose, subject to the condition that Mr. Melrose enter into and comply with the terms and conditions of a noncompetition agreement, in accordance with Section 5.c. and 6.b.

     c. POST-RETIREMENT CONSULTING AND NONCOMPETITION AGREEMENT. Subject to the terms and conditions of this Plan, the Company shall have the authority to enter into a post-retirement consulting and non-competition agreement with Mr. Melrose, providing for the payment of an aggregate amount of up to $500,000, which amount shall be adjusted not less than once annually to reflect increases in the consumer price index and which may be utilized to pay expenses of office and support services for Mr. Melrose for a period of five years following the date of his retirement.

6.   TERMS, CONDITIONS AND RESTRICTIONS.

     a. RESTRICTED STOCK AND PERFORMANCE UNIT PERFORMANCE GOAL RESTRICTIONS. The obligation of the Company to deliver certificates representing the Restricted Stock granted hereunder and to utilize the aggregate value of the Performance Units to purchase a retirement annuity shall be subject to the terms, conditions and restrictions set forth in this Section 6.a.

          i. Vesting of Restricted Stock and Performance Units. Mr. Melrose's right to receive the Restricted Stock and the value of the Performance Units shall be subject to the vesting requirements set forth in this Section 6.a.i. and to the achievement by Mr. Melrose of the Performance Goals set forth in
Section 6.a.i. hereof not later than the last day of the period specified to achieve such performance (the "Restricted Period"). Upon achievement of a Performance Goal within an applicable Restricted Period, the restrictions shall lapse with respect to the specified portion of Restricted Stock, which specified portion shall vest and become nonforfeitable. Upon achievement of a Performance Goal within an applicable Restricted Period, the restrictions shall lapse with respect to the specified portion of Performance Units, which specified portion shall vest and become nonforfeitable, subject to the further condition that Mr. Melrose enter into and comply with the terms and conditions of a noncompetition agreement in accordance with Section 6.b. If Mr. Melrose does not enter into a noncompetition agreement or does not comply with the terms and conditions of such a noncompetition agreement, then Mr. Melrose shall forfeit his rights to the Performance Units and the right to receive the benefits of the retirement annuity referred to in Section 5.b.

               (A) The following table sets forth the Performance Goals, the schedule for achievement of each Performance Goal and the portion of Restricted Stock and Performance Units in which rights vest upon such achievement.

Performance Goal             Restricted Period    Portion of        Portion of
to be Achieved               (July 31, 1995       Shares of Re-     Performance
                             through earlier of   stricted Stock    Units to
                             date shown or        to Vest Upon      Vest Upon
                             Goal Achievement)    Achievement       Achievement

Goal 1:
CEO and senior management
succession plan developed
and progress toward
fulfillment of the plan,
both approved by Board of
Directors                       July 31, 1998         15%              15%

Goal 2:
Continued development of
senior management team and
identification of
potential CEO successor
identified with approval
of Board of Directors        October 31, 2000         15%              15%

Goal 3:
CEO identified and developed
by Mr. Melrose and elected as
CEO by the Board of Directors      October 31, 2003         70%       70%


               (B) Early Selection of Successor. Notwithstanding any other provision of the Plan, in the event that the Board of Directors elects as Mr. Melrose's successor the individual identified and developed by Mr. Melrose, and such successor is in place as chief executive officer of the Company and Mr. Melrose elects to retire prior to the last day of the final Restricted Period, but no earlier than July 31, 1997, all Restricted Stock and Performance Units shall vest in full and become nonforfeitable, subject to the condition with respect to the Performance Units that Mr. Melrose enter into and comply with the terms and conditions of a noncompetition agreement in accordance with Section 6.b.

               (C) The Committee shall be responsible for certifying in writing to the Company that the applicable Performance Goal has been met by Mr. Melrose prior to release and delivery of certificates representing the shares of Restricted Stock or payment of the value of Performance Units for the purchase of a retirement annuity to Mr. Melrose.

               The terms of this Plan are not intended to, and do not, impose on Mr. Melrose a mandatory retirement date not otherwise applicable to employees of the Company generally, and Mr. Melrose shall not be obligated to retire as an officer of the Company in order to obtain the benefits of this Agreement.

          ii. Limits on Transfer of Restricted Stock and Performance Units. Shares of the Restricted Stock which have not vested in accordance with the provisions of Section 6.a. hereof may not be sold, transferred, pledged,
assigned or otherwise encumbered.   Performance Units may not be sold,
transferred, pledged, assigned or otherwise encumbered at any time.

          iii. Termination, Death or Disability. In the event that the Board of Directors terminates Mr. Melrose's employment other than for cause and elects as Mr. Melrose's successor a chief executive officer who was identified and developed by Mr. Melrose, or in the event of the termination of Mr. Melrose's employment due to his death or disability, then all shares of Restricted Stock and Performance Units shall automatically and immediately vest in full and become nonforfeitable.

     b. POST-RETIREMENT CONSULTING AND NONCOMPETITION AGREEMENT. The Company's agreement to pay any amount in connection with post-retirement consulting services to be provided by Mr. Melrose and the Company's agreement to pay the value of

Performance Units to purchase a retirement annuity payable to Mr. Melrose pursuant to Section 5.c. shall be subject to and in consideration of Mr. Melrose's execution, not later than July 31, 1995, of an agreement not to compete with the Company by serving as an employee or member of the board of directors of or consultant to any competitor to the Company identified in an SEC Annual Report on Form 10-K or any successor thereof or similar competitor of the Company for a period of five years following the date of Mr. Melrose's retirement as Chief Executive Officer of the Company. The Company's agreement to pay any amount in connection with post-retirement consulting services to be provided by Mr. Melrose shall be subject to his agreement to provide consulting services to the Company for a period of five years following the date of his retirement; provided however that Mr. Melrose may elect to terminate the consulting agreement, but not the agreement not to compete, in which event any balance of the $500,000 amount referred to in
Section 5.c. not then expended for Mr. Melrose's benefit shall be paid to Mr. Melrose over the remainder of the five year period. Mr. Melrose shall not have any right to receive payments pursuant to Section 5.c. or this Section 6.b. until and unless he shall have executed an agreement not to compete with the Company and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan.

     c. TERMINATION OF EMPLOYMENT. Except as otherwise provided by Section 6.a. hereof, if Mr. Melrose resigns his employment with the Company or if his employment is terminated by the Board of Directors for cause during any Restricted Period, all shares of Restricted Stock and all Performance Units then subject to restrictions and all other rights under this Plan shall be forfeited by Mr. Melrose and the Restricted Stock shall be reacquired by the Company. For purposes of the Plan, "Cause" shall mean:

          i. the willful and continued failure of Mr. Melrose to perform substantially his duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Mr. Melrose by the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes that Mr. Melrose has not substantially performed his duties, or

          ii. the willful engaging by Mr. Melrose in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of Mr. Melrose, shall be considered "willful" unless it is done, or omitted to be done, by Mr. Melrose in bad faith or without reasonable belief that Mr. Melrose's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Mr. Melrose in good faith and in the best interests of the

Company. The cessation of employment of Mr. Melrose shall not be deemed to be for Cause unless and until there shall have been delivered to Mr. Melrose a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board of Directors called and held for such purpose (after reasonable notice is provided to Mr. Melrose and Mr. Melrose is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, Mr. Melrose is guilty of the conduct described in subparagraph i. or ii. above, and specifying the particulars thereof in detail.

     d.   STOCK CERTIFICATES.

          i. ISSUANCE. The Company shall issue a stock certificate or certificates representing the shares of Restricted Stock granted under the Plan. Such certificates shall be registered in Mr. Melrose's name and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the grant, substantially in the following form:

          The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Chief Executive Officer Succession Plan and an agreement entered into between the registered owner and The Toro Company. Copies of the plan and agreement are on file in the offices of The Toro Company, 8111 Lyndale Avenue South, Bloomington, Minnesota 55420.

          ii. ESCROW. Certificates representing the Restricted Stock shall be physically held by the Company or its nominee during any Restricted Period, and the Company may require, as a condition of the grant, that Mr. Melrose shall have delivered a stock power, endorsed in blank, with respect to any shares of the Restricted Stock. Upon the achievement of the Performance Goals with respect to any shares of Restricted Stock, as certified to by the Committee, the Company shall cause the certificate representing such shares of Restricted Stock to be removed from escrow and delivered to the Company for reissuance and delivery of Common Stock in the name of Mr. Melrose in accordance with
instructions from or agreed upon with Mr. Melrose.   If any shares of Restricted
Stock are to be forfeited, certificates representing such shares shall be delivered to the Company for reissuance in the name of the Company or cancellation and Mr. Melrose shall have no further interest in such stock.

          iii. LAPSE OF RESTRICTIONS.  When the Performance Goals set forth in
Section 6.a. have been achieved with respect to any portion of the shares of the Restricted Stock, the Company shall not later than 60 days thereafter, cause the certificate or certificates representing the Restricted Stock to be reissued without the legend referred to in Section 6.d.i. hereof. The number of shares of Common Stock to be reissued shall be the same number as to which the Performance Goals have been achieved in accordance with Section 6.a.

     e.   RIGHTS AS STOCKHOLDER.

          i. RIGHT TO VOTE AND DIVIDENDS. Except as provided in Section 5 and this Section 6, Mr. Melrose shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive cash dividends with respect to the shares. Certificates for shares of Restricted Stock shall be delivered to Mr. Melrose after, and only after, the Restricted Period shall expire without forfeiture of such shares of Restricted Stock, in accordance with the provisions of Section 5.a.

          ii. ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock, the Committee shall make such substitution or adjustment in the aggregate number of shares of Common Stock reserved for issuance under this Plan or in the number of shares outstanding as Restricted Stock or in the number of Performance Units, as may be determined to be appropriate by the Committee, acting in its sole discretion, provided that the number of shares or Performance Units shall always be a whole number.

     f. CHANGE IN CONTROL. In the event of a threatened or actual Change of Control of the Company as hereinafter defined, whether or not approved by the Board of Directors, all shares of Restricted Stock shall immediately fully vest and be freely transferable. A Change of Control means the earliest to occur of
(i) a public announcement that a party shall have acquired or obtained the right to acquire beneficial ownership of 20% or more of the outstanding shares of Common Stock of the Company, (ii) the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a party of 30% or more of the outstanding shares of Common Stock of the Company or (iii) the occurrence of a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof, that causes (or would cause) the persons who were directors of the Company immediately before such Change of Control to cease to constitute a majority of the Board of Directors of the Company or any parent of or successor to the Company.

7. WITHHOLDING TAXES. The Company shall have the right to deduct from any settlement made under the Plan any federal, state or local taxes of any kind, including FICA and related taxes, required by law to be withheld with respect to the vesting of rights or payment of remuneration or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Stock is withheld or surrendered to satisfy tax withholding, such stock shall be valued at its fair market value as of the date such Common Stock is withheld or surrendered or the obligation to pay such taxes becomes fixed.

8. REGISTRATION RIGHTS. Mr. Melrose shall have the right to require that the Company promptly take all necessary steps to register or qualify the Restricted Stock, or Common Stock issued upon vesting of the Restricted Stock, under the Securities Act of 1933, as amended, and the securities laws of such states as Mr. Melrose may reasonably request. The Company shall keep effective and maintain any registration, qualification, notification or approval for such period as is reasonably necessary for Mr. Melrose to dispose of the Restricted Stock or Common Stock and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law. The Company shall bear all fees, costs and expenses of such registration, qualification, notification or approval.

9. COMPLIANCE WITH RULE 16b-3 AND SECTION 162(m). The grants of Restricted Stock and Performance Units made under this Plan and the remuneration to be paid to Mr. Melrose as a consequence of the grants are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act and to avoid the loss of the deduction referred to in paragraph (1) of Section 162(m) of the Code. Anything in this Plan to the contrary notwithstanding, to the extent any provision of this Plan or action by the Committee fails to so comply or to avoid the loss of such deduction, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

10. EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate Mr. Melrose's employment at any time, with the Company or any subsidiary of the Company, or shall confer upon Mr. Melrose any right to continue in the employ of the Company.

11. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders for approval shall be construed to limit the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the award of stock and cash awards otherwise than under the Plan, or to set compensation and retirement benefits and make such awards to Mr. Melrose as either may deem desirable.

12. EXCLUSION FROM PENSION, PROFIT SHARING AND OTHER BENEFIT CALCULATIONS. By acceptance of an award under the Plan, Mr. Melrose shall be deemed to have agreed that the award or vesting of Restricted Stock and Performance Units under the award constitutes special incentive compensation that is not taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or profit sharing plan of the Company or any subsidiary. In addition, Mr. Melrose shall be deemed to have agreed that such award shall not be taken into account in determining the amount of any life insurance coverage, short or long-term disability coverage or any other pay-based benefit provided by the Company or any subsidiary.

13. AMENDMENT. This Plan may be amended, modified or terminated from time to time, provided however that no amendment may be adopted without the approval of the stockholders of the Company if such amendment requires stockholder approval pursuant to Rule 16b-3 or Section 162(m). No amendment, modification or termination may be adopted without the written agreement of Mr. Melrose if such amendment, modification or termination would adversely affect his rights. Subject to the foregoing and the requirements of Section 162(m), the Board may, in accordance with the recommendation of the Committee and without further action on the part of stockholders of the Company or the consent of Mr. Melrose, amend the Plan to preserve the employer deduction under Section 162(m).

14. GOVERNING LAW. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

15. SUCCESSORS. Except as otherwise provided in this Plan, this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and Mr. Melrose, his beneficiaries, heirs, executors, administrators and legal representatives.


     As amended, effective July 31, 1997.